2002 NON-QUALIFIED STOCK OPTION PLAN
                                       OF
                                  CENTREX, INC.


     1. GRANT OF OPTIONS; GENERALLY. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the 2002 Non-Qualified Stock Option Plan of Centrex, Inc. (the "Plan"), the Board of Directors (the "Board") of Centrex, Inc.(the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's $.001 par value common stock (the "Stock").

     2. INTENTION. It is the intention of Centrex, Inc. that this plan be in strict adherence to Rule 405 of the Securities Act of 1933, as amended.

     3. TYPE OF OPTIONS. The Board, in its discretion, is authorized to issue options hereinafter referred to collectively as "Options".

     4. AMOUNT OF STOCK. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 5,000,000 shares. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock due to the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board. However, the number of Options covered by this Plan shall not be affected. The Board shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

     5. ELIGIBLE PERSONS. An Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, (ii) any director of the Corporation or any subsidiary of the Corporation or (iii) any consultant of the Corporation or any subsidiary of the Corporation, who is a natural person, who will provide bona fide services to the corporation and the services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the corporation's securities.

     6. GRANT OF OPTIONS. The Board has the right to issue the Options established by this Plan to Eligible Persons. The Board shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation. The writing shall identify the terms which govern the Option. The terms shall be determined by the Board, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.






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     7. OPTION  PRICE.  The option  price per share shall be  determined  by the
Board at the time any Option is granted.

     8.   CONSIDERATION.   The  Board   shall  only  issue   options  for  valid
consideration consistent with 18 O.S. 1033.

     9. PURCHASE OF SHARES. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise, a form of which is attached as Exhibit B. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property or Corporation stock, if so permitted by the Board in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

     10. ADMINISTRATION OF PLAN. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions herein. All determinations made by the Board shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

     11. RESTRICTIONS ON ISSUANCE OF STOCK. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

     12. EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT.

     (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the optionee's death, whichever date is earlier.





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     (b) If an optionee's  employment by the  Corporation or a Subsidiary  shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

     (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans if any, or with the consent of the Board or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes hereof, termination for cause shall mean; (i) termination of employment for cause as defined in the optionee's Employment Agreement or (ii) in the absence of an Employment Agreement for the optionee, termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board in its sole discretion may determine.

     (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment absent specific provisions in the optionee's Option Agreement.

     13. CORPORATE EVENTS. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

     14. NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

     15. NONTRANSFERABILITY. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

     16. NO RIGHTS AS STOCKHOLDER. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

     17. AMENDMENT AND DISCONTINUANCE OF PLAN. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. The Corporation's Board of Directors in its sole discretion, is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan.




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

     18. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

     19. DISPOSITION OF SHARES. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation.

     20. NAME. The Plan shall be known as the "2002 Non-Qualified Stock Option Plan of Centrex, Inc.."

     21. NOTICES. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 9202 South Toledo Avenue, Tulsa, OK 74137, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

     22. HEADINGS. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

     23. EFFECTIVE DATE. This Plan, the 2002 Non-Qualified Stock Option Plan of Centrex, Inc., was adopted by the Board of Directors of the Corporation on August 23, 2002. The effective date of the Plan shall be the same date.

     24. TERM OF PLAN. No options shall be granted pursuant to this Plan, the 2002 Non-Qualified Stock Option Plan of Centrex, Inc. after the expiration of ten years from the effective date of this Plan.


     Dated as of August 23, 2002.

                                          CENTREX, INC.


                                          By:/s/ THOMAS R. COUGHLIN, JR
                                             --------------------------
                                          Name:Thomas R. Coughlin, Jr.
                                          Its: President





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                                    Exhibit A
                      Non-Qualified Stock Option Grant Form


CENTREX, INC.
9202 South Toledo Avenue
Tulsa, OK  74137

Date:  ________________



Dear ______________:

     The Board of Directors of CENTREX, INC.(the "Corporation") is pleased to award you an Option pursuant to the provisions of the 2002 Non-Qualified Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

     1. TYPE OF OPTION. You are granted an NSO. Please see in particular Section 11 of the Plan.

     2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

     The right to acquire __________ shares accrues on __________.

     The right to acquire __________ shares accrues on __________.

     3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

     4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chief Executive Office of the Corporation at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall include payment of the exercise price. We shall make delivery of the shares of Stock subject to the conditions described in the Plan.

     Payment of the Exercise Price may be made in the following form(s):

       [ ]  Your personal check, a cashier's check or a money order.


       [ ] In shares of Company Stock which have been owned by you or your representative for more than twelve (12) months and which are surrendered to the Company in good form for transfer.






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

       [ ] By delivering a Company-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

     5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

          (a) __________,  200___, being __________ years from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

          (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

          (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

     6. SECURITIES LAWS.

     The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

     7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

     8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                Very truly yours,

                                CENTREX, INC.

                                By:________________________________
                                Name: _____________________________
                                Its: President

AGREED AND ACCEPTED:

----------------------------------------






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                                    Exhibit B
                Notice of Exercise of Non-Qualified Stock Option

Centrex, Inc.
Attn: Chief Executive Officer

Re: Exercise of Stock Option


Dear Sir or Madam:


Pursuant to the Stock Option Agreement dated __________, 200____ (the "STOCK OPTION AGREEMENT") and the Company's 2002 Non-Qualified Stock Option Plan (the "PLAN"), I hereby elect to purchase _____________ Shares of Stock at an aggregate Exercise Price of $__________. I enclose payment and/or other documents (check all that are applicable) as follows:

        [ ] My check in the amount of $___________;

        [ ] Shares of Company Stock which have been owned by me or my representative for more than twelve (12) months and which are hereby surrendered to the Company in good form for transfer.

        [ ] An approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes and to deliver the balance of the sale proceeds, if any, to me.

Any Shares to be issued hereunder are to be registered in the name(s) of:

--------------------------------------------
Name
--------------------------------------------
Address
--------------------------------------------
City, State and Zip
--------------------------------------------
Tax ID#

I understand there may be tax consequences as a result of the purchase or disposition of the Shares, I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Shares are being acquired solely for my own account, and not as a nominee for any other party, and for investment. I will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or in violation of applicable state securities laws.

Dated: __________, _____.                   ____________________________________
                                                     Signature


                                            ------------------------------------
                                                     Print Name





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